                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      CONTACT:  RUBENSTEIN ASSOCIATES, INC.
                                                                  ROBERT SOLOMON
                                                                  (212)-843-8050
LONE STAR STEAKHOUSE & Saloon, Inc.                            Nasdaq:  STAR

Wichita, Kansas                                                 January 26, 2005

    LONE STAR STEAKHOUSE & SALOON, INC. REPORTS INTENT TO ADJUST HISTORICAL
          FINANCIAL STATEMENTS FOR CHANGE IN THE INTERPRETATION OF GAAP

Lone Star  Steakhouse & Saloon,  Inc.  ("Lone Star" or "the  Company")  (Nasdaq:
STAR) today reported that it will adjust its Historical Financial Statements for years  prior  to 2004 as a result  of  changes  in  interpretation  of  existing generally accepted accounting principles ("GAAP").

The  Company  leases  nearly  45%  of  its   properties  on  which   significant
improvements  have  been  made.  Like  many  other  publicly-traded   restaurant
companies that have recently  announced that they will restate previously issued
financial   statements,   this  adjustment  is  as  a  result  of  a  change  in
interpretation  of GAAP applicable to certain leases or leasehold  improvements.
The restatements  generally arise from revisions to accounting for lease renewal options and/or rent  escalations in computing rent expense for operating  leases by  requiring  the use of the same lease term in  determining  the  operating or capital  classification  of a lease,  rent expense  thereunder,  and depreciable lives of  related  leasehold  improvements.  The  adjustments  in the  Company's
restated  financial   statements  will  reflect  changes  in  its  property  and equipment,  current and long-term  liabilities,  depreciation  and  amortization charges,  rent expense,  and interest expense for the applicable periods.  These adjustments  will have no impact on  revenues,  comparable  store  sales or cash balances.

The Company is working with its  independent  accountants to complete the review of the  impact of this  interpretation  and  quantify  the effect on each of the prior periods affected. Once this review is completed,  the Company will restate its historical financial statements. Accordingly, investors are cautioned not to rely on the Company's historical financial statements for the periods noted as a result of this change. The Company expects to complete its review of this matter prior to releasing complete fourth quarter and fiscal year 2004 results.

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and fourteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.